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EXHIBIT 3.81

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
JK HOLDINGS CORPORATION

Pursuant to Sections 103 and 242 of the
General Corporation Law of the
State of Delaware

        JK Holdings Corporation, a Delaware corporation ("Holdings"), hereby certifies as follows:

        FIRST: Article FOURTH of the Certificate of Incorporation of Holdings is hereby amended to read in its entirety as set forth below:

  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 2000 shares of Common Stock, each having a par value of one penny ($.01).

        SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, JK Holdings Corporation has caused this Certificate of Amendment to be signed by its duly authorized officers this 13th day of April, 1994.

JK HOLDINGS CORPORATION
	By:	/s/ JON M. HUNTSMAN
	Name:	Jon M. Huntsman
	Title:	Chairman of the Board and Chief Executive Officer
Attest:
/s/ RICHARD P. DURHAM Name: Richard P. Durham Title: Secretary

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CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF JK HOLDINGS CORPORATION